EXHIBIT 99.1

            Valpey-Fisher Corporation Reports Third Quarter Results

     HOPKINTON, Mass.--(BUSINESS WIRE)--Nov. 4, 2005--Valpey-Fisher Corporation (AMEX:VPF), a provider of frequency control devices, including quartz crystals and oscillators, reported today its financial results for the third quarter and nine months ended October 2, 2005.
     Michael J. Ferrantino, President and Chief Executive Officer said, "As we stated in our second quarter report, we continue to experience some market softness which we expect to continue through the balance of the year. We are very pleased to report our strategy to invest in new product development is paying-off. Our mix of business continues to grow in our value-added product lines where we experience higher selling prices, higher gross margins, and less competition. We expect to continue to add engineering resources in the design and application engineering areas in the 4th quarter. We believe the 4th quarter to be much the same as the 3rd quarter, but with an increase in sales in our new integrated sub-system business."

     3rd Quarter 2005 Highlights

     --   New orders and sales were $2,702,000 and $2,780,000, respectively.

     -- Our gross profit was 35% of sales compared to 31% of sales in the 3rd quarter of 2004.

     -- We began shipments of our integrated sub-system products and expect shipments of this product line to approximate 5% of our 4th quarter 2005 revenue.

     -- Operating profit was $102,000 versus $37,000 in the 3rd quarter of 2004 despite the lower sales level.

     -- Net earnings from continuing operations were $96,000 or $.02 per share compared to $45,000 or $.01 per share in 3rd quarter of 2004.

     --   Cash increased $415,000 during the quarter to $7,250,000.

     For the nine months ended October 2, 2005, net sales amounted to $8,817,000 compared to $8,961,000 for the same period last year. Net earnings from continuing operations for the nine months ended October 2, 2005 amounted to $237,000 or $.06 per share versus a net loss of $115,000 or $(.03) per share during the same period in 2004.

     Forward-Looking Statements

     Certain statements made herein contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Words such as "expects", "believes", "estimates", "plans" or similar expressions are intended to identify such forward-looking statements. The forward-looking statements are based on the Company's current views and assumptions and involve risks and uncertainties that include, but not limited to: the Company's ability to achieve profitability, the current production over-capacity within the suppliers of frequency control devices, the ability to develop, market and manufacture new innovative products competitively, the fluctuations in product demand of the telecommunications industry, the ability of the Company and its suppliers to produce and deliver materials and products competitively, and the ability to limit the amount of the negative effect on operating results caused by pricing pressure and the Company's ability to comply with Section 404 of the Sarbanes-Oxley Act.


Valpey-Fisher Corporation
Condensed Consolidated Statements of Operations
Unaudited
(in thousands,except per share data)

                                    Quarter Ended    Nine Months Ended
                                   ----------------- -----------------
                                   10/2/05  9/26/04  10/2/05  9/26/04
                                   -------- -------- -------- --------

Net sales                           $2,780   $3,043   $8,817   $8,961
Cost of sales                        1,813    2,107    5,829    6,316
                                   -------- -------- -------- --------
   Gross profit                        967      936    2,988    2,645

Selling and advertising expenses       366      379    1,121    1,176
General and administrative expenses    416      467    1,356    1,455
Research and development expenses       83       53      248      164
                                   -------- -------- -------- --------
                                       865      899    2,725    2,795
                                   -------- -------- -------- --------
   Operating  profit (loss)            102       37      263     (150)

Other income                            44        8       97       35
                                   -------- -------- -------- --------
Earnings (loss) from continuing
 operations before income taxes        146       45      360     (115)
Income tax (expense) benefit           (50)       0     (123)       0
                                   -------- -------- -------- --------
Earnings (loss) from continuing
 operations                             96       45      237     (115)
(Loss) from discontinued
 operations, net of taxes                0        0        0     (110)
                                   -------- -------- -------- --------
Net earnings (loss)                    $96      $45     $237    ($225)
                                   ======== ======== ======== ========


Basic and diluted earnings (loss) per share:

  Continuing operations              $0.02    $0.01    $0.06   ($0.03)
  Discontinued operations             0.00     0.00     0.00    (0.02)
                                   -------- -------- -------- --------
                                     $0.02    $0.01    $0.06   ($0.05)
                                   ======== ======== ======== ========

Basic weighted average shares        4,247    4,217    4,237    4,209
Diluted weighted average shares      4,343    4,263    4,310    4,209



Valpey-Fisher Corporation
Condensed Consolidated Balance Sheets
(in thousands)

                                                 (Unaudited) (Audited)
                                                    10/2/05  12/31/04
                                                 ----------- ---------
ASSETS
   Current assets:
      Cash and cash equivalents                      $7,250    $6,455
      Receivables, net                                1,499     1,137
      Inventories, net                                1,351     1,501
      Deferred income taxes and other current
       assets                                           608       629
                                                 ----------- ---------
        Total current assets                         10,708     9,722
                                                 ----------- ---------
   Property, plant and equipment, at cost            10,903    10,807
    Less accumulated depreciation                     8,375     7,808
                                                 ----------- ---------
                                                      2,528     2,999
                                                 ----------- ---------
   Other assets                                         153       143
                                                 ----------- ---------
                                                    $13,389   $12,864
                                                 =========== =========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities                               $1,957    $1,655
   Deferred income taxes                                492       578
   Stockholders' equity                              10,940    10,631
                                                 ----------- ---------
                                                    $13,389   $12,864
                                                 =========== =========


     CONTACT: Valpey-Fisher Corporation
              Michael J. Kroll, 508-435-6831 ext. 600